                                                                   EXHIBIT 10.40

                             [MOTORVAC LETTERHEAD]


September 26, 1997




Mr. Allan T. Maguire
2842 Alta Vista Drive
Newport Beach, CA  92660


Dear Al:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding your resignation of employment with MotorVac Technologies, Inc. (the "Company"). This Agreement shall supersede any and all previous agreements between the parties, including, but not limited to, an Employment Agreement dated December 31, 1995 between you and the Company.

This Agreement is made and entered into as of the last day either party executes this Agreement. Pursuant to paragraph 16 set forth below, the Agreement shall become effective on the eighth day after this Agreement is signed by you (the "Effective Date"). You and the Company hereby agree as follows:

1. The Company accepts your resignation as Vice President, Finance, Chief Financial Officer, Secretary and Treasurer of the Company effective as of September 5, 1997. You agree that you will continue to assist the Company in the transition of your duties at the Company through October 10, 1997 (the "Separation Date"). In addition, in exchange for the promises and covenants set forth herein, you agree that you will be available to assist the Company regarding the preparation of the Company's 10Q filing with the Securities Exchange Commission for up to three full business days in the months of October and November 1997. In the event that the Company requests that you assist them for a period longer than three days, and you agree to do so, the Company agrees that it will further compensate you for such assistance in the amount of $62.88 per hour, so long as such arrangement is agreed to in advance and in writing by President of the Company. This compensation is in addition to the consideration described in paragraph three (3) below and shall be paid to you through the Company's payroll system and shall be subject to normal payroll deductions.

                                                            Mr. Allan T. Maguire
                                                              September 26, 1997
                                                                          Page 2



2. The Company agrees that it will pay you all accrued salary earned through the Separation Date subject to standard payroll deductions, withholding taxes and other obligations, including your accrued vacation pay from September 15, 1997 to October 10, 1997 on the next pay date following the October 10, 1997 Separation Date. The Company agrees that it will pay you in a lump sum payment all accrued and unused vacation earned through September 15, 1997. You are entitled to these payments regardless of whether or not you sign this Agreement.

3. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and in consideration thereof, the Company agrees to make payments to you in the form of continuation of your base salary in effect on the Separation Date during the period from the Separation Date through the earlier of either (i) six (6) months from the Separation Date of this Agreement (the "Severance Period"), or (ii) the date in which you begin working as an employee or independent contractor with Erin Mills International Investment Corporation or any of its affiliates, except MotorVac Technologies, Inc. ("New Employment"). In the event that you obtain New Employment earlier than six months from the Separation Date for a monthly base salary of less than your monthly base salary in effect on the Separation Date, the Company agrees that it will continue to make partial payments to you for the difference between your base salary at New Employment from that at the Company for the remainder of the Severance Period. You agree that you will notify the Company in writing of New Employment within two (2) business days of accepting an offer for New Employment. All payments you receive under this paragraph shall be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings.

4. In exchange for the promises and covenants set forth herein, the Company agrees that it will continue to pay you $500.00 per month as a car allowance in each of the six months following the Separation Date. This payment will be subject to standard payroll deductions and withholdings and subject to the same conditions regarding New Employment as in paragraph 3 herein.

5. Reference is made to (i) your 1994 Employee Non-Qualified Stock Option Agreement dated May 11, 1994; (ii) your 1996 Employee Non-Qualified Stock Option Agreement dated April 24; and (iii) your Employee Non-Qualified Stock Option

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 3



Agreement dated January 30, 1996, each as amended on August 15, 1996, copies of which are attached hereto as Exhibits A, B and C respectively (the "Stock Options"). In exchange for the promises and covenants set forth herein, the Company agrees that each of the Stock Options shall be amended so that, notwithstanding Section 3.3 thereof, each of the Stock Options may be exercised, to the extent exercisable as of the Separation Date, at any time prior to two
(2) years following the Separation Date (the "Option Exercise Period"). Any Stock Options not exercised by you prior to the termination of the Option Exercise Period shall terminate following expiration of the Option Exercise Period. Any and all Stock Options that are not exercisable as of the Separation Date shall terminate and cease to exist after the Separation Date. Attached hereto as Exhibit D is a schedule of the vested Stock Options. Except as set forth herein, the terms and conditions set forth in the Stock Options shall remain in full force and effect.

6. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits for you and your family upon the Separation Date. You will be provided with a separate notice of your COBRA rights. In the event that you elect continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will pay your health insurance premiums through the earlier of either (i) the termination of the Severance Period or, (ii) the date in which you begin New Employment. You will also be entitled to continue your participation in all other Company benefit plans in which you were a participant prior to the Separation Date to the extent permitted under the terms and conditions of such plans and under applicable law, if at all, subject to the same conditions regarding New Employment as set forth in paragraph 3 herein.

7. The Company agrees that it will reimburse you for any attorneys' fees and costs incurred by you in connection with the review of this Agreement up to a maximum of one thousand dollars ($1,000.00).

8. You hereby acknowledge and agree that, except as expressly provided herein, you will not receive (nor are you entitled to) any additional compensation, severance, benefits, shares of stock or stock options, notwithstanding any prior agreement to the contrary, after the Separation Date. You further acknowledge that you shall be solely responsible for any and all tax, securities law and/or other legal consequences to you

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 4



arising from the arrangements provided for in this letter, and that you have had a full opportunity to consult your own legal and financial advisors regarding the foregoing.

9. You agree that, within ten (10) days after (i) the Separation Date or, (ii) your receipt of a bill containing a business expense, you will submit your documented expense reimbursement statement reflecting business expenses you incurred through the Separation Date, if any, for which you seek reimbursement and for which the Company has not already reimbursed you. The Company will reimburse you for these expenses pursuant to its regular business practice. You further agree that you will not be entitled to any reimbursement for expenses incurred after the Separation Date unless such expenses were or are approved in writing by an officer of the Company.

10. You agree that for one year after the Separation Date, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

11. Within ten (10) days of the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

12. The Company agrees that you will have the opportunity to review a copy of the press release it may issue, if any, related to your separation from the Company.

13. Both during and after your employment, you acknowledge your continuing obligations not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company as provided for in Paragraph 5 of your Amended and Restated

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 5



Employment Agreement dated March 21, 1996. A copy of your Amended and Restated Employment Agreement is attached hereto as Exhibit E.

14. You and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

15. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

16. In exchange for the promises and covenants set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 6



federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that by this paragraph 16 you do not release or waive your rights under the Indemnity Agreement between you and the Company dated February 17, 1994, a copy of which is attached hereto as Exhibit F.

            This Agreement does not waive or release any claim for indemnity that you may have against the Company based on any statute or law which provides a broader basis for indemnity than the Indemnity Agreement contained in Exhibit F.

            You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. If you are more than forty (40) years of age or older when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) you have the right to consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier);
(d) you have seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed and not so revoked by you (the "Effective Date").

            The Company agrees that they will not make any claim whatsoever against you based on any facts presently known to the Company.

17. In giving this release, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understood Section 1542 of the Civil Code of the State of California, which reads as follows:

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 7



            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

18. Any and all disputes or controversies, whether of law or fact, of any nature whatsoever arising from or regarding the interpretation, performance, enforcement or breach of this Agreement, with the sole exception of those disputes which may arise from the Proprietary and Confidential Information Agreement, shall be resolved by final and binding arbitration conducted by a retired judge on the panel of Judicial Arbitration and Mediation Services ("JAMS") under the then current JAMS Rules of Practice and Procedure; provided, however, that depositions shall be permitted as follows: each party may take no more than three depositions (pursuant to the procedures of the California Code of Civil Procedure) with a maximum of six hours of examination time per deposition. In conducting the arbitration, the arbitrator shall apply the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including, but not limited to, such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of property. The arbitrator shall also be able to award actual, general or consequential damages, but shall not award any other form of damage (e.g., punitive damages). The parties shall also have the right to request provisional remedy relief from a court of competent jurisdiction pursuant to the California Code of Civil Procedures Section 1281.8. Each party shall pay its pro rata share of the arbitrator's fees and expenses pending the resolution of the arbitration. The prevailing party shall be awarded reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the party may be entitled.

19. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                         Page 8



20. This Agreement, including Exhibits A, B, C, D, E and F attached hereto, constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

21. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

22. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

23. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

24. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

                                                            Mr. Allan T. Maguire
                                                              September 26, 1997
                                                                         Page 9



Please confirm your assent to the foregoing terms and conditions of our Agreement by signing and returning this letter to me.

Sincerely,

MOTORVAC TECHNOLOGIES, INC.

/s/ LEE W. MELODY

Lee W. Melody
President and Chief Executive Officer



HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.




/S/ ALLAN T. MAGUIRE
------------------------------------
Allan T. Maguire


Dated:    October 7, 1997
      -------------------------------

                                                           Mr. Allan T. Maguire
                                                             September 26, 1997
                                                                        Page 10


                                    EXHIBIT A

1994 NON-QUALIFIED STOCK OPTION AGREEMENT

                                    EXHIBIT B

1996 NON-QUALIFIED STOCK OPTION AGREEMENT

                                    EXHIBIT C

1996 EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

                                    EXHIBIT D

SCHEDULE OF VESTED STOCK OPTIONS


                                    OPTIONS          OPTIONS VESTED        OPTIONS NOT VESTED
OPTION GRANT DATE                   GRANTED            AT 9/5/97                AT 9/5/97

May 11, 1994                          28,440             17,064                 11,376

January 30, 1996                       4,740              2,370                  2,370

April 4, 1996                         57,800             11,560                 46,240
                                      ------             ------                 ------
                                      90,980             30,994                 59,986

                                    EXHIBIT E

CONFIDENTIALITY AGREEMENT

                                    EXHIBIT F

INDEMNITY AGREEMENT